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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 25, 2005

                               Immunomedics, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                   000-12104               61-1009366
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  (State or Other Jurisdiction        (Commission           (I.R.S. Employer
       of Incorporation)              File Number)         Identification No.)

     300 American Road, Morris Plains, New Jersey                07950
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       (Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (973) 605-8200

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03.     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
               FISCAL YEAR

         On August 25, 2005, Immunomedics, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Corporation is amended to authorize the Company to issue one hundred-twenty million (120,000,000) shares, consisting of one hundred-ten million (110,000,000) shares of Common Stock, $.01 par value per share ("Common Stock"), and ten million (10,000,000) shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 29, 2005                 IMMUNOMEDICS, INC.


                                       By: /s/ Cynthia L. Sullivan
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                                           Cynthia L. Sullivan
                                           President and Chief Executive Officer

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